Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CommunityOne Bancorp, a North Carolina corporation (the “Corporation”), does hereby certify that:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Corporation.

Date:    November 12, 2013                    /s/ BRIAN E. SIMPSON
Brian E. Simpson
Chief Executive Officer

Date:    November 12, 2013                    /s/ DAVID L. NIELSEN
David L. Nielsen
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.